Schlumberger Investment S.A.

Société anonyme

Siège social: 5, avenue Gaston Diderich

L-1420 Luxembourg

R.C.S. Luxembourg : B 163.122

Les statuts coordonnés de la société ont été déposés au Registre de Commerce et des Sociétés de Luxembourg.

Luxembourg, le

Pour mention, aux fins de publication au Mémorial C, Recueil des Sociétés et Associations.

Luxembourg, le 8 septembre 2011

Schlumberger Investment S.A.

Société anonyme

Siège social: 5, avenue Gaston Diderich

L-1420 Luxembourg

R.C.S. Luxembourg : B 163.122

STATUTS COORDONNES

au 2 septembre 2011

tels qu’ils résultent des actes suivants reçus par:

Maître Martine SCHAEFFER, notaire de résidence à Luxembourg:

1)	le 18 août 2011 (constitution), non encore publié au Mémorial C.

2)	le 2 septembre 2011, non encore publié au Mémorial C.

I. NAME – REGISTERED OFFICE – OBJECT – DURATION

Art.1.	Name

The name of the company is “Schlumberger Investment SA” (the Company). The Company is a public company limited by shares (société anonyme) governed by the laws of the Grand Duchy of Luxembourg, in particular the law of August 10th, 1915, on commercial companies, as amended (the Law), and these articles of incorporation (the Articles).

Art.2.	Registered office

2.1. The Company’s registered office is established in Luxembourg, Grand Duchy of Luxembourg. It may be transferred within that municipality by a resolution of the board of directors (the Board). It may be transferred to any other location in the Grand Duchy of Luxembourg by a resolution of the general meeting of shareholders (the General Meeting), acting in accordance with the conditions prescribed for the amendment of the Articles.

2.2. Branches, subsidiaries or other offices may be established in the Grand Duchy of Luxembourg or abroad by a resolution of the Board. If the Board determines that extraordinary political or military developments or events have occurred or are imminent, and that those developments or events may interfere with the normal activities of the Company at its registered office, or with ease of communication between that office and persons abroad, the registered office may be temporarily transferred abroad until the developments or events in question have completely ceased. Any such temporary measures do not affect the nationality of the Company, which, notwithstanding the temporary transfer of its registered office, will remain a Luxembourg incorporated company.

Art.3.	Corporate object

3.1. The Company’s object is the acquisition of participations, in Luxembourg or abroad, in any company or enterprise in any form whatsoever, and the management of those participations. The Company may in particular acquire, by subscription, purchase and exchange or in any other manner, any stock, shares and other participation securities, bonds, debentures, certificates of deposit and other debt instruments and, more generally, any securities and financial instruments issued by any public or private entity. It may participate in the creation, development, management and control of any company or enterprise. Further, it may invest in the acquisition and management of a portfolio of patents or other intellectual property rights of any nature or origin.

3.2. The Company may borrow in any form. It may issue notes, bonds and any kind of debt and equity securities. It may lend funds, including, without limitation, the proceeds of any borrowings, to its subsidiaries, affiliated companies and any other companies. It may also give guarantees and pledge, transfer, encumber or otherwise create and grant security over some or all of its assets to guarantee its own obligations and those of any other company, and, generally, for its own benefit and that of any other company or person.

3.3. The Company may provide advisory and management services with respect to, amongst others, investments, investment portfolios, hedging activities and/or currency management of related entities and their employee funds.

3.4. The Company may use any techniques, legal means and instruments to manage its investments efficiently and protect itself against credit risks, currency exchange exposure, interest rate risks and other risks.

3.5. The Company may carry out any commercial, financial or industrial operation and any transaction with respect to real estate or movable property, which directly or indirectly, favours or relates to its corporate object.

Art.4.	Duration

4.1. The Company is formed for an unlimited period.

4.2. The Company is not to be dissolved by reason of the death, suspension of civil rights, incapacity, insolvency, bankruptcy or any similar event affecting one or more shareholders.

II. CAPITAL – SHARES

Art.5.	Capital

5.1. The share capital is set at one hundred thousand US Dollars (USD 100,000), represented by one thousand (1000) shares in registered form, having a nominal value of one hundred US Dollars nominal (USD 100) each.

5.2. The share capital may be increased or reduced once or more by a resolution of the General Meeting acting in accordance with the conditions prescribed for the amendment of the Articles.

5.3. The Board is authorised, for a period of five (5) years from the date of the publication of the deed of incorporation, to:

(i) increase the current share capital once or more up to three million US Dollars (USD 3,000,000), by the issue of twenty-nine thousand five hundred fifty (29,550) new shares, having a nominal value of one hundred US Dollars nominal (USD 100) each and having the same rights as the existing shares;

(ii) limit or withdraw the shareholders’ preferential subscription rights to the new shares and determine the persons who are authorised to subscribe to the new shares; and

(iii) record each share capital increase by way of a notarial deed and amend the share register accordingly.

Art.6.	Shares

6.1. The shares are and will remain in registered form (actions nominatives).

6.2. A register of shares is kept at the registered office and may be examined by any shareholder on request.

6.3. A share transfer is carried out by the entry in the register of shares of a declaration of transfer, duly signed and dated by both the transferor and the transferee or their authorised representatives, following a notification to or acceptance by the Company, in accordance with Article 1690 of the Civil Code. The Company may also accept other documents recording the agreement between the transferor and the transferee as evidence of a share transfer.

6.4. The shares are indivisible and the Company recognises only one (1) owner per share.

6.5. The Company may redeem its own shares within the limits set forth by the Law.

III. MANAGEMENT – REPRESENTATION

Art.7.	Board of directors

7.1. Composition of the board of directors

(i) The Company is managed by the Board, which is composed of at least three (3) members or less if article 8 hereof applies. The directors need not be shareholders. The Board may be composed of different classes of directors.

(ii) The General Meeting appoints the directors, and determines their number and remuneration and the term of their mandate. Directors cannot be appointed for more than six (6) years and are re-eligible.

(iii) Directors may be removed at any time (with or without cause), by a resolution of the General Meeting.

(iv) If a legal entity is appointed as director, it must appoint a permanent representative to perform its duties. The permanent representative is subject to the same rules and incurs the same liabilities as if he had exercised his functions in his own name and on his own behalf, without prejudice to the joint and several liability of the legal entity which it represents.

(v) Should the permanent representative be unable to perform its duties, the legal entity must immediately appoint another permanent representative.

(vi) If the office of a director becomes vacant, the other directors, acting by a simple majority, may fill the vacancy on a provisional basis until a new director is appointed by the next General Meeting.

7.2. Powers of the board of directors

(i) All powers not expressly reserved to the shareholder(s) by the Law or the Articles fall within the competence of the Board, which has full power to carry out and approve all acts and operations consistent with the Company’s corporate object.

(ii) The Board may delegate special and limited powers to one or more agents for specific matters.

(iii) The Board is authorised to delegate the day-to-day management, and the power to represent the Company in this respect, to one or more directors, officers, managers or other agents, whether shareholders or not, acting either individually or jointly. If the day-to-day management is delegated to one or more directors, the Board must report to the annual General Meeting any salary, fee and/or any other advantage granted to those director(s) during the relevant financial year.

7.3. Procedure

(i) The Board must appoint a chairperson from among its members, and may choose a secretary who need not be a director and who will be responsible for keeping the minutes of the meetings of the Board and of General Meetings.

(ii) The Board meets at the request of the chairperson or any director, at the place indicated in the notice, which in principle is in Luxembourg.

(iii) Written notice of any Board meeting is given to all directors at least twenty-four (24) hours in advance, except in the case of an emergency whose nature and circumstances are set forth in the notice.

(iv) No notice is required if all members of the Board are present or represented and state that they know the agenda for the meeting. A director may also waive notice of a meeting, either before or after the meeting. Separate written notices are not required for meetings which are held at times and places indicated in a schedule previously adopted by the Board.

(v) A director may grant another director a power of attorney in order to be represented at any Board meeting.

(vi) When composed only by one (1) single class of directors only, the Board may only validly deliberate and act if a majority of its members are present or represented. Board Resolutions are validly adopted by a majority of the votes by the directors present or represented. The chairman has a casting vote in the event of a tie vote. Board resolutions are recorded in minutes signed by the chairperson, by all directors present or represented at the meeting, or by the secretary (if any).

(vii) When composed by different classes of directors, the Board may only validly deliberate and act if a majority of its members are present or represented and at least one (1) director of each class is present or represented. Board Resolutions are validly adopted by a majority of the votes by the directors present or represented provided that any resolution shall not validly be passed unless it is approved by at least one (1) director of each class. The chairman has a casting vote in the event of a tie vote. Board resolutions are recorded in minutes signed by the chairperson, by all directors present or represented at the meeting, or by the secretary (if any).

(viii) Any director may participate in any meeting of the Board by telephone or video conference, or by any other means of communication which allows all those taking part in the meeting to identify, hear and speak to each other. Participation by such means is deemed equivalent to participation in person at a duly convened and held meeting.

(ix) Circular resolutions signed by all the directors (the Directors’ Circular Resolutions) are valid and binding as if passed at a duly convened and held Board meeting, and bear the date of the last signature.

(x) A director who has an interest in a transaction carried out other than in the ordinary course of business which conflicts with the interests of the Company must advise the Board accordingly and have the statement recorded in the minutes of the meeting. The director concerned may not take part in the deliberations concerning that transaction. A special report on the relevant transaction is submitted to the shareholders at the next General Meeting, before any vote on the matter.

7.4. Representation

(i) When the Board is composed by one (1) single class of directors, the Company is bound towards third parties in all matters by the single signature of a director.

(ii) When the Board is composed by different classes of directors, the Company is bound towards third parties in all matters by the the joint signatures of one (1) director of each class.

(iii) The Company is also bound towards third parties by the joint or single signature of any person to whom special signatory powers have been delegated.

Art.8.	Sole director

8.1. Where the number of shareholders is reduced to one (1), the Company may be managed by one or several director(s) until the ordinary General Meeting following the introduction of an additional shareholder. In this case, any reference in the Articles to the Board or the directors should be read as a reference to that sole director, as appropriate.

8.2. Transactions entered into by the Company which conflict with the interest of its sole director must be recorded in minutes. This does not apply to transactions carried out under normal circumstances in the ordinary course of business.

8.3. The Company is bound towards third parties by the signature of the sole director or by the joint or single signature of any person to whom the sole director has delegated special signatory powers.

Art.9.	Liability of the directors

9.1. The directors may not be held personally liable by reason of their mandate for any commitment they have validly made in the name of the Company’s name, provided those commitments comply with the Articles and the Law.

IV. SHAREHOLDER(S)

Art.10.	General meetings of shareholders

10.1. Powers and voting rights

(i) Resolutions of the shareholders are adopted at a general meeting of shareholders (the General Meeting). The General Meeting has full powers to adopt and ratify all acts and operations which are consistent with the company’s corporate object.

(ii) Each share gives entitlement to one (1) vote.

10.2. Notices, quorum, majority and voting proceedings

(i) General Meetings are held at the time and place specified in the notices.

(ii) If all the shareholders are present or represented and consider themselves duly convened and informed of the agenda, the General Meeting may be held without prior notice.

(iii) A shareholder may grant written power of attorney to another person (shareholder or otherwise), in order to be represented at any General Meeting.

(iv) Any shareholder may participate in any General Meeting by telephone or video conference, or by any other means of communication which allows all those taking part in the meeting to identify, hear and speak to each other. Participation by such means is deemed equivalent to participation in person at the meeting.

(v) Any shareholder may vote by using the forms provided to that effect by the Company. Voting forms contain the date, place and agenda of the meeting and the text of the proposed resolutions. For each resolution, the form must contain three boxes allowing for a vote for or against that resolution or an abstention. Shareholders must return the voting forms to the registered office. Only voting forms received prior to the General Meeting are taken into account for calculation of the quorum. Forms which indicate neither a voting intention nor an abstention are void.

(vi) Resolutions of the General Meeting are passed by a simple majority vote, regardless of the proportion of share capital represented.

(vii) An Extraordinary General Meeting may only amend the Articles if at least onehalf of the share capital is represented and the agenda indicates the proposed amendments to the Articles, including the text of any proposed amendment to the Company’s object or form. If this quorum is not reached, a second General Meeting may be convened by means of notices published twice in the Mémorial and two Luxembourg newspapers, at an interval of at fifteen (15) days and fifteen (15) days before the meeting. These notices state the date and agenda of the General Meeting and the results of the previous General Meeting. The second General Meeting deliberates validly regardless of the proportion of capital represented. At both General Meetings, resolutions must be adopted by at least two-thirds of the votes cast.

(viii) Any change in the nationality of the Company and any increase in a shareholder’s commitment in the Company require the unanimous consent of the shareholders and bondholders (if any).

Art.11.	Sole shareholder

11.1. When the number of shareholders is reduced to one (1), the sole shareholder exercises all powers granted by the Law to the General Meeting.

11.2. Any reference to the General Meeting in the Articles is to be read as a reference to the sole shareholder, as appropriate.

11.3. The resolutions of the sole shareholder are recorded in minutes.

V. ANNUAL ACCOUNTS – ALLOCATION OF PROFITS – SUPERVISION

Art.12.	Financial year and approval of annual accounts

12.1. The financial year begins on 1 January and ends on 31 December of each year.

12.2. The Board prepares the balance sheet and profit and loss account annually, together with as an inventory stating the value of the Company’s assets and liabilities, with an annex summarising its commitments and the debts owed by its officers, directors and statutory auditors to the Company.

12.3. One month before the Annual General Meeting, the Board provides the statutory auditors with a report on and documentary evidence of the Company’s operations. The statutory auditors then prepare a report stating their findings and proposals.

12.4. The annual General Meeting is held at the registered office or in any other place within the municipality of the registered office, as specified in the notice, on the second Monday of May of each year at 10.00 a.m. If such day is a legal or a bank holiday in Luxembourg, the annual general meeting shall be held on the next following business day in Luxembourg.

12.5. The annual General Meeting may be held abroad if, in the Board’s, absolute and final judgement, exceptional circumstances so require.

Art.13.	Auditors / External auditors (réviseurs d’entreprises)

13.1. The Company’s operations are supervised by one or more statutory auditors (commissaires).

13.2. When so required by law, the Company’s operations are supervised by one or more approved external auditors (réviseurs d’entreprises agréés).

13.3. The General Meeting appoints the statutory auditors (commissaires) / approved external auditors (réviseurs d’entreprises agréés), and determines their number and remuneration and the term of their mandate, which may not exceed six (6) years but may be renewed.

Art.14.	Allocation of profits

14.1. Five per cent (5%) of the Company’s annual net profits are allocated to the reserve required by law. This requirement ceases when the legal reserve reaches an amount equal to ten per cent (10%) of the share capital.

14.2. The General Meeting determines the allocation of the balance of the annual net profits. They may decide on the payment of a dividend, to transfer the balance to a reserve account, or to carry it forward in accordance with the applicable legal provisions.

14.3. Interim dividends may be distributed at any time, under the following conditions:

(i) the Board draws up interim accounts;

(ii) the interim accounts show that sufficient profits and other reserves (including share premiums) are available for distribution; it being understood that the amount to be distributed may not exceed the profits made since the end of the last financial year for which the annual accounts have been approved, if any, increased by profits carried forward and distributable reserves, and reduced by losses carried forward and sums to be allocated to the legal or a statutory reserve;

(iii) the decision to distribute interim dividends is made by the Board within two (2) months from the date of the interim accounts.

In their report to the Board, the statutory auditors (commissaires) or the approved external auditors (réviseurs d’entreprises agréés), as applicable, must verify whether the above conditions have been satisfied.

VI. DISSOLUTION – LIQUIDATION

15.1. The Company may be dissolved at any time by a resolution of the General Meeting, acting in accordance with the conditions prescribed for the amendment of the Articles. The General Meeting appoints one or more liquidators, who need not be shareholders, to carry out the liquidation, and determines their number, powers and remuneration. Unless otherwise decided by the General Meeting, the liquidators have full powers to realise the Company’s assets and pay its liabilities.

15.2. The surplus after realisation of the assets and payment of the liabilities is distributed to the shareholders in proportion to the shares held by each of them.

VII. GENERAL PROVISION

16.1. Notices and communications may be made or waived and circular resolutions may be evidenced in writing, fax, email or any other means of electronic communication.

16.2. Powers of attorney are granted by any of the means described above. Powers of attorney in connection with Board meetings may also be granted by a director, in accordance with such conditions as may be accepted by the Board.

16.3. Signatures may be in handwritten or electronic form, provided they fulfil all legal requirements for being deemed equivalent to handwritten signatures. Signatures of circular resolutions or resolutions adopted by telephone or video conference are affixed to one original or several counterparts of the same document, all of which taken together constitute one and the same document.

16.4. All matters not expressly governed by these Articles shall be determined in accordance with the applicable law and, subject to any non-waivable provisions of the law, with any agreement entered into by the shareholders from time to time.

SUIT LA TRADUCTION FRANCAISE DU TEXTE QUI PRECEDE:

I. DENOMINATION – SIEGE SOCIAL – OBJET – DUREE

Art.1.	Dénomination

Le nom de la société est “Schlumberger Investment SA” (la Société). La Société est une société anonyme régie par les lois du Grand-Duché de Luxembourg, et en particulier par la loi du 10 août 1915 sur les sociétés commerciales, telle que modifiée (la Loi), ainsi que par les présents statuts (les Statuts).

Art.2.	Siège social

2.1. Le siège social de la Société est établi à Luxembourg, Grand-Duché de Luxembourg. Il peut être transféré dans cette même commune par décision du conseil d’administration (le Conseil). Le siège social peut être transféré en tout autre endroit du Grand-Duché de Luxembourg par une résolution de l’assemblée générale des actionnaires (l’Assemblée Générale), selon les modalités requises pour la modification des Statuts.

2.2. Il peut être créé des succursales, filiales ou autres bureaux tant au Grand-Duché de Luxembourg qu’à l’étranger par décision du Conseil. Lorsque le Conseil estime que des développements ou événements extraordinaires d’ordre politique ou militaire se sont produits ou sont imminents, et que ces développements ou évènements sont de nature à compromettre les activités normales de la Société à son siège social, ou la communication aisée entre le siège social et l’étranger, le siège social peut être transféré provisoirement à l’étranger, jusqu’à cessation complète de ces circonstances. Ces mesures provisoires n’ont aucun effet sur la nationalité de la Société qui, nonobstant le transfert provisoire de son siège social, reste une société luxembourgeoise.

Art.3.	Objet social

3.1. L’objet de la Société est la prise de participations, tant au Luxembourg qu’à l’étranger, dans toutes sociétés ou entreprises sous quelque forme que ce soit, et la gestion de ces participations. La Société peut notamment acquérir par souscription, achat et échange ou de toute autre manière tous titres, actions et autres valeurs de participation, obligations, créances, certificats de dépôt et autres instruments de dette, et plus généralement, toutes valeurs et instruments financiers émis par toute entité publique ou privée. Elle peut participer à la création, au développement, à la gestion et au contrôle de toute société ou entreprise. Elle peut en outre investir dans l’acquisition et la gestion d’un portefeuille de brevets ou d’autres droits de propriété intellectuelle de quelque nature ou origine que ce soit.

3.2. La Société peut emprunter sous quelque forme que ce soit. Elle peut procéder à l’émission de billets à ordre, d’obligations et de titres et instruments de toute autre nature. La Société peut prêter des fonds, y compris notamment, les revenus de tous emprunts, à ses filiales, sociétés affiliées ainsi qu’à toutes autres sociétés. La Société peut également consentir des garanties et nantir, céder, grever de charges ou autrement créer et accorder des sûretés sur toute ou partie de ses actifs afin de garantir ses propres obligations et celles de toute autre société et, de manière générale, en sa faveur et en faveur de toute autre société ou personne.

3.3. La Société peut fournir des services de conseil et de gestion sur, entre autres, des investissements, des portefeuilles d’investissements, les activités de couvertures et/ou de gestion des devises au profit d’entités apparantées et de leurs fonds d’épargne salariale.

3.4. La Société peut employer toutes les techniques et instruments nécessaires à une gestion efficace de ses investissements et à sa protection contre les risques de crédit, les fluctuations monétaires, les fluctuations de taux d’intérêt et autres risques.

3.5. La Société peut effectuer toutes les opérations commerciales, financières ou industrielles et toutes les transactions concernant des biens immobiliers ou mobiliers qui, directement ou indirectement, favorisent ou se rapportent à son objet social.

Art.4.	Durée

4.1. La Société est constituée pour une durée indéterminée.

4.2. La Société n’est pas dissoute en raison de la mort, de la suspension des droits civils, de l’incapacité, de l’insolvabilité, de la faillite ou de tout autre évènement similaire affectant un ou plusieurs actionnaires.

II. CAPITAL – ACTIONS

Art.5.	Capital

5.1. Le capital social est fixé à cent mille US Dollars (USD 100.000), représenté par cent mille (1000) actions sous forme nominative, ayant une valeur nominale de cent US Dollars (USD 100.-) chacune.

5.2. Le capital social peut être augmenté ou réduit à une ou plusieurs reprises par une résolution de l’Assemblée Générale, adoptée selon les modalités requises pour la modification des Statuts.

5.3. Le Conseil est autorisé, pendant une période de cinq (5) ans à compter de la date de publication de l’acte constitutif, à:

(i) augmenter le capital social existant en une ou plusieurs fois, à hauteur de trois millions de US Dollars (USD 3.000.000.-), par l’émission de vingt-neuf mille cinq cent cinquante (29.550) nouvelles actions, ayant une valeur nominale de cent US Dollars (USD 100.-), ayant les mêmes droits que les actions existantes;

(ii) limiter ou supprimer les droits de souscription préférentiels des actionnaires aux nouvelles actions et déterminer les personnes autorisées à souscrire aux nouvelles actions; et

(iii) faire constater chaque augmentation de capital social par acte notarié et modifier le registre des actions en conséquence.

Art.6.	Actions

6.1. Les actions sont et resteront sous forme nominative.

6.2. Un registre des actions est tenu au siège social et peut être consulté à la demande de chaque actionnaire.

6.3. Une cession d’action(s) s’opère par la mention sur le registre des actions, d’une déclaration de transfert, valablement datée et signée par le cédant et le cessionnaire ou par leurs mandataires et suivant une notification à, ou une acceptation par, la Société, conformément à l’article 1690 du Code Civil. La Société peut également accepter comme preuve du transfert d’actions, d’autres documents établissant l’accord du cédant et du cessionnaire.

6.4. Les actions sont indivisibles et la Société ne reconnaît qu’un (1) seul propriétaire par action.

6.5. La Société peut racheter ses propres actions dans les limites prévues par la Loi.

III. GESTION – REPRESENTATION

Art.7.	Conseil d’administration

7.1. Composition du conseil d’administration

(i) La Société est gérée par un conseil d’administration (le Conseil) composé d’au moins trois (3) membres ou moins si le présent article 8 trouve à s’appliquer, qui ne doivent pas nécessairement être actionnaires. Le Conseil peut être composé d’administrateurs de différentes classes.

(ii) L’Assemblée Générale nomme le(s) administrateur(s) et fixe leur nombre, leur rémunération ainsi que la durée de leur mandat. Les administrateurs ne peuvent être nommés pour plus de six (6) ans et sont rééligibles.

(iii) Les administrateurs sont révocables à tout moment (avec ou sans raison) par une décision de l’Assemblée Générale.

(iv) Lorsqu’une personne morale est nommée administrateur, celle-ci est tenue de désigner un représentant permanent qui représente ladite personne morale dans sa mission d’administrateur. Ce représentant permanent est soumis aux mêmes règles et encourt les mêmes responsabilités que s’il avait exercé ses fonctions en son nom et pour son propre compte, sans préjudice de la responsabilité solidaire de la personne morale qu’il représente.

(v) Si le représentant permanent se trouve dans l’incapacité d’exercer sa mission, la personne morale doit nommer immédiatement un autre représentant permanent.

(vi) En cas de vacance d’un poste d’administrateur, la majorité des administrateurs restants peut y pourvoir provisoirement jusqu’à la nomination définitive, qui a lieu lors de la prochaine Assemblée Générale.

7.2. Pouvoirs du conseil d’administration

(i) Tous les pouvoirs non expressément réservés par la Loi ou les Statuts à ou aux actionnaires sont de la compétence du Conseil, qui a tous les pouvoirs pour effectuer et approuver tous les actes et opérations conformes à l’objet social.

(ii) Des pouvoirs spéciaux et limités peuvent être délégués par le Conseil à un ou plusieurs agents pour des tâches spécifiques.

(iii) Le Conseil peut déléguer la gestion journalière et le pouvoir de représenter la Société en ce qui concerne cette gestion, à un ou plusieurs administrateurs, directeurs, gérants ou autres agents, actionnaires ou non, agissant seuls ou conjointement. Si la gestion journalière est déléguée à un ou plusieurs administrateurs, le Conseil doit rendre compte à l’Assemblée Générale annuelle, de tous traitements, émoluments et/ou avantages quelconques, alloués à ce(s) administrateur(s) pendant l’exercice social en cause.

7.3. Procédure

(i) Le Conseil doit élire en son sein un président et peut désigner un secrétaire, qui n’a pas besoin d’être administrateur, et qui est responsable de la tenue des procèsverbaux de réunions du Conseil et de l’Assemblée Générale.

(ii) Le Conseil se réunit sur convocation du président ou de n’importe quel administrateur au lieu indiqué dans l’avis de convocation, qui en principe, est au Luxembourg.

(iii) Il est donné à tous les administrateurs une convocation écrite de toute réunion du Conseil au moins vingt-quatre (24) heures à l’avance, sauf en cas d’urgence, auquel cas la nature et les circonstances de cette urgence sont mentionnées dans la convocation à la réunion.

(iv) Aucune convocation n’est requise si tous les membres du Conseil sont présents ou représentés et s’ils déclarent avoir parfaitement eu connaissance de l’ordre du jour de la réunion. Un administrateur peut également renoncer à la convocation à une réunion, que ce soit avant ou après ladite réunion. Des convocations écrites séparées ne sont pas exigées pour des réunions se tenant à des heures et dans des lieux fixés dans un calendrier préalablement adopté par le Conseil.

(v) Un administrateur peut donner une procuration à tout autre administrateur afin de le représenter à toute réunion du Conseil.

(vi) Lorsqu’il est composé d’une (1) classe unique d’administrateurs, le Conseil ne peut délibérer et agir valablement que si la majorité de ses membres sont présents ou représentés. Les décisions du Conseil sont valablement adoptées à la majorité des voix des administrateurs présents ou représentés. La voix du président est prépondérante en cas de partage des voix. Les décisions du Conseil sont consignées dans des procèsverbaux signés par le président ou par tous les administrateurs présents ou représentés à la réunion ou par le secrétaire (s’il en existe un).

(vii) Lorsqu’il est composé de différentes classes d’administeurs, le Conseil ne peut délibérer et agir valablement que si la majorité de ses membres sont présents ou représentés et qu’au moins un (1) administrateur de chaque classe est présent ou représenté. Les décisions du Conseil ne sont valablement adoptées que si la majorité des voix des administrateurs présents ou représentés, et qu’au moins un (1) administrateur de chaque classe est présent ou représenté. La voix du président est prépondérante en cas de partage des voix. Les décisions du Conseil sont consignées dans des procès-verbaux signés par le président ou par tous les administrateurs présents ou représentés à la réunion ou par le secrétaire (s’il en existe un).

(viii) Tout administrateur peut participer à toute réunion du Conseil par téléphone ou visioconférence ou par tout autre moyen de communication permettant à l’ensemble des personnes participant à la réunion de s’identifier, de s’entendre et de se parler. La participation par un de ces moyens équivaut à une participation en personne à une réunion valablement convoquée et tenue.

(ix) Des résolutions circulaires signées par tous les administrateurs (les Résolutions Circulaires des administrateurs) sont valables et engagent la Société comme si elles avaient été adoptées lors d’une réunion du Conseil valablement convoquée et tenue et portent la date de la dernière signature.

(x) Tout administrateur qui a un intérêt opposé à celui de la Société dans une transaction qui ne concerne pas des opérations courantes conclues dans des conditions normales, est tenu d’en prévenir le Conseil et de faire mentionner cette déclaration au procès-verbal de la réunion. L’administrateur en cause ne peut prendre part à ces délibérations. Un rapport spécial relatif à ou aux transactions concernées est soumis aux actionnaires avant tout vote, lors de la prochaine Assemblée Générale.

7.4. Représentation

(i) Lorsque le Conseil est composé d’une (1) classe unique d’administrateurs, la Société est engagée vis-à-vis des tiers, en toutes circonstances, par la signature d’un seul administrateur.

(ii) Lorsque le Conseil est composé de différentes classes d’administrateurs, la Société est engagée vis-à-vis des tiers, en toutes circonstances, par les signatures conjointes d’un (1) administrateur de chaque classe.

(iii) La Société est également engagée vis-à-vis des tiers par la signature conjointe ou unique de toutes personnes à qui des pouvoirs de signature spéciaux ont été délégués.

Art.8.	Administrateur unique

8.1. Dans le cas où le nombre des actionnaires est réduit à un (1), la Société peut être gérée par un ou plusieurs administrateur(s) jusqu’à l’Assemblée Générale ordinaire suivant l’introduction d’un actionnaire supplémentaire. Dans ce cas, toute référence dans les Statuts au Conseil ou aux administrateurs doit être considérée, le cas échéant, comme une référence à cet administrateur unique.

8.2. Les transactions conclues par la Société peuvent être mentionnées dans des procès-verbaux et, sauf si elles concernent des opérations courantes conclues dans des conditions normales, doivent être ainsi mentionnées si elles sont intervenues avec son administrateur unique ayant un intérêt opposé.

8.3. La Société est engagée vis-à-vis des tiers par la signature de l’administrateur unique ou par la signature conjointe ou unique de toutes personnes à qui des pouvoirs de signature spéciaux ont été délégués, par l’administrateur unique.

Art.9.	Responsabilité des administrateurs

9.1. Les administrateurs ne contractent, à raison de leur fonction, aucune obligation personnelle concernant les engagements régulièrement pris par eux au nom de la Société, dans la mesure où ces engagements sont conformes aux Statuts et à la Loi.

IV. ACTIONNAIRE(S)

Art.10.	Assemblée générale des actionnaires

10.1. Pouvoirs et droits de vote

(i) Les résolutions des actionnaires sont adoptées lors des assemblées générales des actionnaires (l’Assemblée Générale). L’Assemblée Générale a les pouvoirs les plus étendus pour adopter et ratifier tous les actes et opérations conformes à l’objet social.

(ii) Chaque action donne droit à un (1) vote.

10.2. Convocations, quorum, majorité et procédure de vote

(i) Les Assemblées Générales se tiennent au lieu et heure précisés dans les convocations.

(ii) Si tous les actionnaires sont présents ou représentés et se considèrent comme ayant été valablement convoqués et informés de l’ordre du jour de l’assemblée, l’Assemblée Générale peut se tenir sans convocation préalable.

(iii) Un actionnaire peut donner une procuration écrite à toute autre personne (qui ne doit pas être un actionnaire) afin de le représenter à toute Assemblée Générale.

(iv) Tout actionnaire peut participer à toute Assemblée Générale par téléphone ou visioconférence ou par tout autre moyen de communication similaire permettant à l’ensemble des personnes participant à la réunion de s’identifier, de s’entendre et de se parler. La participation à la réunion par un de ces moyens équivaut à une participation en personne à une telle réunion.

(v) Tout actionnaire peut voter au moyen de formulaires de vote fournis par la Société. Les formulaires de vote indiquent la date, le lieu et l’ordre du jour de la réunion, le texte des résolutions proposées ainsi que, pour chaque résolution, trois cases permettant de voter en faveur, de voter contre ou de s’abstenir. Les formulaires de vote doivent être renvoyés par les actionnaires au siège social. Pour le calcul du quorum, il n’est tenu compte que des formulaires de vote reçus par la Société avant la réunion de l’Assemblée Générale. Les formulaires de vote dans lesquels ne sont mentionnés ni un vote (en faveur ou contre les résolutions proposées) ni une abstention, sont nuls.

(vi) Les décisions de l’Assemblée Générale sont adoptées à la majorité simple des voix exprimées, quelle que soit la proportion du capital social représenté.

(vii) L’Assemblée Générale extraordinaire ne peut modifier les Statuts que si la moitié au moins du capital social est représenté et que l’ordre du jour indique les modifications statutaires proposées ainsi que le texte de celles qui modifient l’objet social ou la forme de la Société. Si ce quorum n’est pas atteint, une deuxième Assemblée Générale peut être convoquée par annonces insérées deux fois, à quinze (15) jours d’intervalle au moins et quinze (15) jours avant l’Assemblée, dans le Mémorial et dans deux journaux de Luxembourg. Ces convocations reproduisent l’ordre du jour de la réunion et indiquent la date et les résultats de la précédente réunion. La seconde Assemblée Générale délibère valablement quelle que soit la proportion du capital représenté. Dans les deux Assemblées Générales, les résolutions doivent être adoptées par au moins les deux tiers des voix exprimées.

(viii) Tout changement de nationalité de la Société ainsi que toute augmentation de l’engagement d’un actionnaire dans la Société exige le consentement unanime des actionnaires et des obligataires (s’il y a lieu).

Art.11.	Actionnaire unique

11.1. Lorsque le nombre des actionnaires est réduit à un (1), l’actionnaire unique exerce tous les pouvoirs conférés par la Loi à l’Assemblée Générale.

11.2. Toute référence dans les Statuts à l’Assemblée Générale doit être doit être considérée, le cas échéant, comme une référence à cet actionnaire unique.

11.3. Les résolutions de l’actionnaire unique sont consignées dans des procèsverbaux.

V. COMPTES ANNUELS – AFFECTATION DES BENEFICES – CONTRÔLE

Art.12.	Exercice social et approbation des comptes annuels

12.1. L’exercice social commence le premier (1) janvier et se termine le trente-et-un (31) décembre de chaque année.

12.2. Chaque année, le Conseil dresse le bilan et le compte de profits et pertes ainsi qu’un inventaire indiquant la valeur des actifs et passifs de la Société, avec une annexe résumant les engagements de la Société ainsi que les dettes des directeurs, administrateurs et commissaire(s) envers la Société.

12.3. Un mois avant l’Assemblée Générale annuelle, le Conseil remet les pièces, avec un rapport sur les opérations de la Société aux commissaires, qui doivent ensuite faire un rapport contenant leurs propositions.

12.4. L’Assemblée Générale annuelle se tient à l’adresse du siège social ou en tout autre lieu dans la municipalité du siège social, comme indiqué dans la convocation, le deuxième lundi du mois de mai de chaque année à 10.00 heures. Si ce jour est un jour férié, légal ou bancaire à Luxembourg, l’assemblée générale se réunira le premier jour ouvrable suivant.

12.5. L’Assemblée Générale annuelle peut se tenir à l’étranger si, selon l’avis absolu et définitif du Conseil, des circonstances exceptionnelles le requièrent.

Art.13.	Commissaires / Réviseurs d’entreprises

13.1. Les opérations de la Société sont contrôlées par un ou plusieurs commissaires.

13.2. Les opérations de la Société sont contrôlées par un ou plusieurs réviseurs d’entreprises agréés, quand cela est requis par la loi.

13.3. L’Assemblée Générale nomme les commissaires/réviseurs d’entreprises agréés et détermine leur nombre, leur rémunération et la durée de leur mandat, lequel ne peut dépasser six (6) ans. Les commissaires/réviseurs d’entreprises agréés peuvent être réélus.

Art.14.	Affectation des bénéfices

14.1. Cinq pour cent (5%) des bénéfices nets annuels de la Société sont affectés à la réserve requise par la Loi. Cette affectation cesse d’être exigée quand la réserve légale atteint dix pour cent (10%) du capital social.

14.2. L’Assemblée Générale décide de l’affectation du solde des bénéfices nets annuels. Elle peut allouer ce bénéfice au paiement d’un dividende, l’affecter à un compte de réserve ou le reporter en respectant les dispositions légales applicables.

14.3. Des dividendes intérimaires peuvent être distribués à tout moment, aux conditions suivantes:

(i) des comptes intérimaires sont établis par le Conseil;

(ii) ces comptes intérimaires montrent que des bénéfices et autres réserves (en ce compris la prime d’émission) suffisants sont disponibles pour une distribution; étant entendu que le montant à distribuer ne peut excéder le montant des bénéfices réalisés depuis la fin du dernier exercice social dont les comptes annuels ont été approuvés, le cas échéant, augmenté des bénéfices reportés et des réserves distribuables, et réduit par les pertes reportées et les sommes à affecter à la réserve légale ou statutaire;

(iii) la décision de distribuer des dividendes intérimaires est adoptée par le Conseil dans les deux (2) mois suivant la date des comptes intérimaires.

Dans leur rapport au Conseil, selon le cas, les commissaires ou les réviseurs d’entreprises agréés doivent vérifier si les conditions prévues ci-dessous ont été remplies.

VI. DISSOLUTION – LIQUIDATION

15.1. La Société peut être dissoute à tout moment, par une résolution de l’Assemblée Générale, adoptée selon les modalités requises pour la modification des Statuts. L’Assemblée Générale nomme un ou plusieurs liquidateurs, qui n’ont pas besoin d’être actionnaires, pour réaliser la liquidation et détermine leur nombre, pouvoirs et rémunération. Sauf décision contraire de l’Assemblée Générale, les liquidateurs sont investis des pouvoirs les plus étendus pour réaliser les actifs et payer les dettes de la Société.

15.2. Le boni de liquidation résultant de la réalisation des actifs et du paiement des dettes est distribué aux actionnaires proportionnellement aux actions détenues par chacun d’entre eux.

VII. DISPOSITIONS GENERALES

16.1. Les convocations et communications, respectivement les renonciations à celles-ci, sont faites, et les résolutions circulaires sont établies par écrit, télégramme, téléfax, e-mail ou tout autre moyen de communication électronique.

16.2. Les procurations sont données par tout moyen mentionné ci-dessus. Les procurations relatives aux réunions du Conseil peuvent également être données par un administrateur conformément aux conditions acceptées par le Conseil.

16.3. Les signatures peuvent être sous forme manuscrite ou électronique, à condition que les signatures électroniques remplissent l’ensemble des conditions légales requises pour pouvoir être assimilées à des signatures manuscrites. Les signatures des résolutions circulaires ou des résolutions adoptées par téléphone ou visioconférence peuvent être apposées sur un original ou sur plusieurs copies du même document, qui ensemble, constituent un seul et unique document.

16.4. Pour tous les points non expressément prévus par les Statuts, il est fait référence à la loi et, sous réserve des dispositions légale d’ordre public, à tout accord présent ou futur conclu entre les actionnaires.

Pour statuts coordonnés

Le notaire